EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is made as of the____ day of _______________, by and between the REGISTERED INVESTMENT COMPANIES listed in Exhibit A to this Agreement (each a “Trust” and collectively, the “Trusts”), on behalf of each of its series from time to time listed in Exhibit A (each, a “Portfolio” and collectively, the “Portfolios”), severally and not jointly, and SUNAMERICA ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as the investment adviser to the Portfolios set forth in Exhibit A pursuant to an Investment Advisory and Management Agreement (the “Advisory Agreement”) between the Adviser and each of the Trusts; and

WHEREAS, the Adviser and each Trust, on behalf of the Portfolios desire to enter into an Expense Limitation Agreement whereby the Adviser agrees to waive its fees and/or reimburse expenses to the extent necessary to limit the annual fund operating expenses of such Portfolios at certain levels.

NOW THEREFORE, it is hereby agreed between the parties hereto as follows:

1.

The Adviser agrees to waive its fees and/or reimburse expenses to the extent necessary so that the “annual fund operating expenses” for each Portfolio or class thereof set forth in Exhibit A, as described in the registration statement applicable to each Trust, do not exceed the percentage of average daily net assets set forth in Exhibit A. Annual fund operating expenses shall not include extraordinary expenses (i.e., expenses that are unusual in nature and infrequent in occurrence, such as litigation), or acquired fund fees and expenses, brokerage commissions and other transactional expenses relating to the purchase and sale of portfolio securities, interest, taxes and governmental fees; and other expenses not incurred in the ordinary course of such Trust’s business on behalf of a Portfolio. Exhibit A to this Agreement may be amended from time to time to reflect the termination and/or modification of any waivers/reimbursements with respect to a Portfolio or class thereof or the addition of a series of a Trust.

2.

This Agreement shall be effective as of the date first written above and shall continue in effect with respect to each Portfolio as noted in Exhibit A attached hereto (the “Expiration Date”), unless earlier terminated by the Board of Trustees of such Trust (the “Board”), including a majority of the independent trustees. Independent trustees are trustees who are not deemed to be “interested persons” of the Trusts, as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended. This Agreement shall continue in effect with respect to each Portfolio for successive one-year periods from the Expiration Date only if the Adviser notifies such Trust, on behalf of the Portfolio, prior to the Expiration Date that it agrees to extend the current expense cap applicable to the Portfolio for an additional one-year period. Upon the termination of the Advisory Agreement, this Agreement shall automatically terminate.

3.

The Adviser hereby retains the right to receive reimbursements of, and such Trust, on behalf of a Portfolio, hereby agrees to reimburse, reductions of the fees paid to the Adviser under the Advisory Agreement and the expenses paid by the Adviser or reimbursed by it in accordance with paragraph 1 above, for a period of two years after the occurrence of any waiver and/or reimbursement; provided, however, that such payments to the Adviser shall not be made if it would cause the annual fund operating expenses of the Portfolio or class thereof to exceed the lesser of (a) the expense limitation in effect at the time the waiver and/or reimbursement occurred, or (b) the current expense limitation in effect, if any. Upon the termination of this Agreement, the Adviser will continue to be entitled to receive reimbursements of amounts already waived and/or reimbursed under Section 1, provided that such amounts are paid to the Adviser in accordance with the provisions of Section 1, and at the expense limitation levels in effect at the time such waivers and/or reimbursements occurred.

4.	This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

5.

This Agreement may be amended by mutual consent of the parties hereto in writing. With respect to any series that is added to Exhibit A hereto after the date of this Agreement, this Agreement shall become effective with respect to such series on the date Exhibit A is amended to reflect the addition of the series under this Agreement, subject to obtaining the requisite approval from such Trust’s Board.

6.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com, or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.

The Declarations of Trust establishing SunAmerica Series Trust, dated as of September 11, 1992, as amended and restated as of April 24, 2022, and Seasons Series Trust, dated as of October 10, 1995, as amended and restated April 27, 2022, copies of which, together with all amendments thereto, are on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of the applicable Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property” only shall be liable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

EACH REGISTERED INVESTMENT COMPANY LISTED IN EXHIBIT A ON BEHALF OF ITS PORTFOLIOS

By:
Name: Gregory R. Kingston
Title: Treasurer

SUNAMERICA ASSET MANAGEMENT, LLC

By:
Name: Michal Levy
Title: President

[Signature Page to Expense Limitation Agreement]

EXHIBIT A

EXPENSE CAPS

	ANNUAL TOTAL FUND OPERATING EXPENSES (as a percentage of average daily net assets)
SunAmerica Series Trust Portfolios	Class 1 Shares	Class 2 Shares	Class 3 Shares	Expiration Date
SA American Funds VCP Managed Allocation Portfolio	0.28%	—	0.53%	4/30/2027
SA BlackRock Advantage International Portfolio	0.86%	1.01%	1.11%	4/30/2029
SA BlackRock Multi-Factor 70/30 Portfolio	0.51%	—	0.76%	4/30/2027
SA Emerging Markets Equity Index Portfolio	0.58%	—	0.83%	4/30/2027
SA Fidelity Institutional AM® International Growth Portfolio	0.86%	—	1.11%	4/30/2029
SA Fixed Income Index Portfolio	0.34%	—	0.59%	4/30/2027
SA Fixed Income Intermediate Index Portfolio	0.34%	—	0.59%	4/30/2027
SA Franklin BW U.S. Large Cap Value Portfolio	0.73%	0.88%	0.98%	4/30/2029
SA Franklin Core Fixed Income Portfolio	0.48%	—	0.73%	4/30/2029
SA Franklin Large Cap Disciplined Growth Portfolio	—	—	0.87%	4/30/2029
SA Franklin Mid Cap Core Portfolio	—	—	0.96%	4/30/2029
SA Franklin Small Company Value Portfolio	0.80%	—	1.05%	4/30/2029
SA Franklin Systematic U.S. Large Cap Core Portfolio	0.70%	—	0.95%	4/30/2027
SA Franklin Systematic U.S. Large Cap Value Portfolio	0.55%	0.70%	0.80%	4/30/2029
SA Franklin Tactical Opportunities Portfolio	0.81%	—	1.06%	4/30/2027
SA Global Index Allocation 60/40/Portfolio	—	—	0.43%	4/30/2027
SA Global Index Allocation 75/25 Portfolio	0.18%	—	0.43%	4/30/2027
SA Global Index Allocation 90/10 Portfolio	0.18%	—	0.43%	4/30/2027
SA Goldman Sachs Multi-Asset Insights Portfolio	0.81%	—	1.06%	4/30/2027
SA Index Allocation 60/40 Portfolio	0.18%	—	0.43%	4/30/2029
SA Index Allocation 80/20 Portfolio	0.18%	—	0.43%	4/30/2027
SA Index Allocation 90/10 Portfolio	0.18%	—	0.43%	4/30/2027
SA International Index Portfolio	0.52%	—	0.77%	4/30/2027
SA JPMorgan Diversified Balanced Portfolio	0.83%	0.98%	1.08%	4/30/2027
SA JPMorgan MFS Core Bond Portfolio	0.57%	0.72%	0.82%	4/30/2029
SA JPMorgan Mid-Cap Growth Portfolio	0.79%	0.94%	1.04%	4/30/2027
SA JPMorgan Ultra-Short Bond Portfolio	0.47%	0.62%	0.72%	4/30/2029
SA Large Cap Growth Index Portfolio	0.35%	—	0.60%	4/30/2027
SA Large Cap Value Index Portfolio	0.35%	—	0.60%	4/30/2029
SA Mid Cap Index Portfolio	0.40%	—	0.65%	4/30/2027
SA Schroders VCP Global Allocation Portfolio	0.90%	—	1.15%	4/30/2027
SA Small Cap Index Portfolio	0.41%	—	0.66%	4/30/2027
SA T. Rowe Price Allocation Moderately Aggressive Portfolio	0.81%	—	1.06%	4/30/2027
SA T. Rowe Price VCP Balanced Portfolio	0.90%	—	1.15%	4/30/2027
SA VCP Index Allocation Portfolio	0.28%	—	0.53%	4/30/2027
SA Wellington Strategic Multi-Asset Portfolio	0.81%	—	1.06%	4/30/2027

Seasons Series Trust Portfolios	Class 1 Shares	Class 2 Shares	Class 3 Shares	Expiration Date
SA Multi-Managed Diversified Fixed Income Portfolio	0.69%	0.84%	0.94%	7/31/2029